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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the use of our report dated March 25, 1996 and to all references to our Firm in this registration statement.


                                            ARTHUR ANDERSEN LLP

Chicago, Illinois

November 24, 1997